                            SCHEDULE 14A INFORMATION


          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.
[ ]  Confidential for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                              MOVADO GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                               MOVADO GROUP, INC.
                                125 CHUBB AVENUE
                           LYNDHURST, NEW JERSEY 07071

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  June 20, 2000

Notice is hereby given that the Annual Meeting of Shareholders of Movado Group, Inc. will be held on Tuesday, June 20, 2000 at 10:00 a.m., Eastern Daylight Time, at the offices of Simpson, Thacher & Bartlett, 425 Lexington Avenue, New York, New York for the following purposes:

         1. To elect seven directors to serve until the next Annual Meeting and until their successors are elected and qualified;

         2. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending January 31, 2001; and

         3. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Holders of the Company's Common Stock and Class A Common Stock of record at the close of business on May 15, 2000 are entitled to notice of and to vote at the Annual Meeting of Shareholders or any postponements or adjournments thereof.


Dated:   May 26, 2000                        By order of The Board of Directors



                                             Timothy F. Michno
                                             Secretary and General Counsel

May 26, 2000




Dear Shareholder:


         You are cordially invited to attend the 2000 Annual Meeting of the shareholders of Movado Group, Inc. to be held on Tuesday, June 20, 2000 at 10:00 a.m., Eastern Daylight Time, at the offices of Simpson, Thacher & Bartlett located at 425 Lexington Avenue, New York, New York. The official Notice of Meeting, Proxy Statement and form of proxy are enclosed with this letter. The matters listed in the Notice of Meeting are described in the enclosed Proxy Statement.

         We hope you will be able to attend the meeting. We will report on the Company's progress and respond to questions you may have about the Company's business.

         Whether or not you plan to attend, the vote of every shareholder is important and your cooperation in completing, signing and returning your proxy promptly will be appreciated.

         We hope to see you at the Annual Meeting.


Sincerely,



Gedalio Grinberg
Chairman of the Board
And Chief Executive Officer



--------------------------------------------------------------------------------

      WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN
          AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE
            WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

--------------------------------------------------------------------------------

                               MOVADO GROUP, INC.
                                125 CHUBB AVENUE
                               LYNDHURST, NJ 07071

                                 PROXY STATEMENT

                     INFORMATION CONCERNING THE SOLICITATION

         This proxy statement and the accompanying proxy are being furnished to the shareholders of Movado Group, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be used for voting at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Tuesday, June 20, 2000 at 10:00 a.m., Eastern Daylight Time, at the offices of Simpson, Thacher & Bartlett, 425 Lexington Avenue, New York, New York and at any adjournments thereof. It is expected that this proxy statement and the form of proxy will first be sent to shareholders on or about May 30, 2000.

         At the Annual Meeting, the holders of the Company's Common Stock and Class A Common Stock (together the "Capital Stock") will be asked to consider and vote upon the following proposals:

         1. To elect seven directors to serve until the next annual meeting and until their successors are elected and qualified;

         2. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending January 31, 2001; and

         3. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

         The Board of Directors knows of no other business to be presented at the Annual Meeting. If any other business is properly presented, the persons named in the enclosed proxy will have the power to vote all proxies received, and not theretofore revoked, in accordance with the recommendations of the Board of Directors. If the enclosed proxy is properly executed, returned to the Company in time for the Annual Meeting and not revoked, your shares will be voted in accordance with the instructions contained thereon. Where a signed proxy is returned, but no specific instructions are indicated, your shares will be voted FOR the nominees for Directors identified below; and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for fiscal year 2001.

         Abstentions will be treated as present for purposes of determining a quorum for the Annual Meeting. Proxies returned by brokers as "non-votes" will not be treated as present for purposes of determining the presence of a quorum.

         Any shareholder who executes and returns a proxy may revoke it in writing at any time before it is voted at the Annual Meeting by: (i) filing with the Secretary of the Company, at the above address, written notice of such revocation bearing a later date than the proxy or a subsequent proxy relating to the same shares or (ii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy).

         The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors. The entire cost of soliciting these proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by officers, directors and employees of the Company, who will receive no additional compensation for such activities. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons, who will be reimbursed for their reasonable expenses incurred in such connection.

                          OUTSTANDING VOTING SECURITIES

         The Board of Directors has fixed the close of business on May 15, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only holders of record of the Capital Stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting or any and all adjournments thereof. On May 15, 2000 there were 9,505,298 shares of Common Stock outstanding and 3,483,276 shares of Class A Common Stock outstanding. Each share of Common Stock is entitled to one vote, and each share of Class A Common Stock is entitled to 10 votes. The holders of a majority in voting power of the outstanding shares of Capital Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum at the Annual Meeting. The affirmative vote of the holders of a majority in voting power present in person or represented by proxy and entitled to vote is required to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for fiscal 2001 and the affirmative vote of the holders of a plurality in voting power present in person or represented by proxy and entitled to vote is sufficient for the election of Directors.

                               SECURITY OWNERSHIP
                              OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of the Class A Common Stock and the Common Stock as of the Record Date (except as otherwise noted in footnotes 4, 5, 6, 7, 8, 12 and 16) by
(i) each shareholder who is known by the Company to beneficially own in excess of 5% of the outstanding shares of Class A Common Stock or of the outstanding shares of Common Stock, (ii) each director, (iii) each Named Executive Officer (as hereinafter defined) and (iv) all executive officers and directors as a group. Unless otherwise noted, all shares are beneficially owned by the persons indicated.

                                                             Shares of
                                                              Class A        Shares of
                                                               Common          Common                               Percent of
                                                               Stock           Stock        Class A                   Total
                                                            Beneficially    Beneficially    Common       Common       Voting
                Name of Beneficial Owner                       Owned           Owned         Stock       Stock       Power (1)
------------------------------------------------------------------------------------------------------------------------------

Margaret Hayes Adame (2) ..............................             -             3,875          -           *           *
Kenneth J. Adams (3) ..................................             -            34,447          -           *           *
AXA Financial Inc. (4) ................................             -           916,400          -         9.6%        2.1%
Michael J. Bush (5 ....................................             -            10,312          -           *           *
Capital Research and Management Co.(6) ................             -           495,000          -         5.2%        1.1%
Richard J. Cote .......................................             -           120,000          -         1.3%          *
Dimensional Fund Advisors Inc. (7) ....................             -           641,612          -         6.8%        1.4%
FMR Corp. (8) .........................................             -         1,016,000          -        10.7%        2.3%
Alexander Grinberg (9) ................................       1,103,041           6,300       31.7%          *        24.9%
Efraim Grinberg (10) ..................................         836,396         297,322       24..0%       3.1%       19.4%
Gedalio Grinberg (11) .................................       2,023,367          53,572       58.1%          *        45.8%
Alan H. Howard (2) ....................................             -             2,937          -           *           *
Mellon  Financial  Corporation (12) ...................             -           861,913          -         9.1%        1.9%
Timothy F. Michno (13) ................................             -             2,572          -           *           *
Donald Oresman (2) ....................................           1,960           2,000          *           *           *
Miriam Phalen (14) ....................................       1,117,257             -         32.1.%         -        25.2%
Leonard L. Silverstein (2) (15) .......................         456,468          37,323       13.1%          *        10.4%
Thomson Horstman & Bryant, Inc.  (16) .................             -           814,009          -         8.6%          *
All executive officers and directors as a group               3,013,440         532,372       86.5%        5.6%       69.2%
(12 persons) (17) .....................................

----------------
*         DENOTES LESS THAN ONE PERCENT


The address for Messrs. Adams, Bush, Cote, G. Grinberg. E. Grinberg, Howard, Michno, Oresman and Silverstein and Ms. Hayes-Adame is c/o Movado Group, Inc., 125 Chubb Avenue, Lyndhurst, New Jersey 07071.

(1) In calculating the percent of total voting power, the voting power of shares of Common Stock (one vote per share) and Class A Common Stock (10 votes per share) has been aggregated.

(2) The total shares of Common Stock reported as beneficially owned by each of Ms. Hayes Adame and Messrs. Howard, Oresman and Silverstein includes 2,000 shares each has the right to acquire by the exercise of options under the Company's 1996 Stock Incentive Plan.

(3) The total shares of Common Stock reported as beneficially owned by Mr. Adams includes 34,438 shares which he has the right to acquire by the exercise of options under the Company's 1996 Stock Incentive Plan.

(4) On February 14, 2000 in a joint filing on Schedule 13G under the Securities Exchange Act of 1934, as amended (the "Exchange Act") AXA Financial Inc., in its capacity as a parent holding company with respect to the holdings of its subsidiary Alliance Capital Management L.P.; and AXA, in its capacity as the parent holding company of AXA Financial Inc.; and AXA Conseil Vie Assurance Mutuelle ("Conseil"), AXA Assurances I.A.R.D. Mutuelle ("I.A.R.D."), AXA Assurances Vie Mutuelle ("Vie") and AXA Courtage Assurance Mutuelle ("Courtage") as a group (collectively "Mutuelles AXA") and as the parent holding company of AXA, each reported beneficial ownership of 916,400 shares of Common Stock, as to all of which the reporting persons reported having sole dispositive power and as to 892,200 and 24,200 shares of which, the reporting persons reported having shared voting power and sole voting power respectively. Each such reporting person also reported that all of the shares of Common Stock which it beneficially owns were acquired in the ordinary course of business and not for the purpose or with the effect of changing or influencing control of the Company, or in connection with any transaction having such purpose or effect. The address of AXA Financial Inc. is 1290 Avenue of the Americas, New York, New York 10104. The address of AXA is 9 Place Vendome, 75001 Paris, France. The address of Conseil is 100-101 Terrasse Boieldieu, 92042 Paris La Defense, France. The address of I.A.R.D. and Vie is 21, rue de Chateaudun, 75009 Paris, France. The address of Courtage is 26, Louis le Grand, 75002 Paris, France.

(5) As one of the four most highly compensated executive officers, other than the CEO, who were serving as executive officers as of the end of the Company's last fiscal year on January 31, 2000, Mr. Bush was a "Named Executive Officer". However, Mr. Bush resigned from the Company as of the close of business on February 1, 2000 and, therefore, the number of shares of Common Stock shown as owned by him is the number as of that date.

(6) On February 10, 2000 in a filing on Schedule 13G under the Exchange Act, Capital Research and Management Company ("CRMC") reported beneficial ownership of 495,000 shares of Common Stock as of December 31, 1999 as to all of which it has sole investment power, and no voting power. CRMC reported that all such shares were acquired in the ordinary course of business and not for the purpose, or with the effect, of changing or influencing the control of the Company or in connection with any transaction having such purpose or effect. The addresses of CRMC is 333 South Hope Street, Los Angeles, CA 90071.

(7) On February 11, 2000 in a filing on Schedule 13G under the Exchange Act, Dimensional Fund Advisors, Inc. ("DFA") reported beneficial ownership as of December 31, 1999 of 641,612 shares of Common Stock as to all of which it has sole voting and investment power. DFA also reported that all of the shares of Common Stock that it beneficially owns were acquired in the ordinary course of business and not for the purpose or with the effect of changing or influencing control of the Company, or in connection with any transaction having such purpose or effect. The address of DFA is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(8) In a joint filing on Schedule 13G dated February 14, 2000, under the Exchange Act, FMR Corp., together with its wholly owned subsidiary, Fidelity Management and Research Company ("Fidelity"), and Edward C. Johnson 3d and Abigail P. Johnson in their capacity as a controlling group of FMR Corp., each reported beneficial ownership as of December 31, 1999 of 1,016,000 shares of Common Stock as to which each such reporting person reported having sole dispositive power and no voting power. Each such reporting person also reported that all of the shares of Common Stock which it beneficially owns were acquired in the ordinary course of business and not for the purpose or with the effect of changing or influencing control of the Company, or in connection with any transaction having such purpose or effect. The address of each such reporting person is 82 Devonshire Street, Boston, Massachusetts 02109.

 (9) The total number of shares of Class A Common Stock beneficially owned by Mr. Alexander Grinberg includes 951,324 shares owned by Grinberg Partners L.P. of which Mr. A. Grinberg is a limited partner, and 29,790 shares owned by trusts for the benefit of Mr. A. Grinberg's niece and nephew, of which trusts he is a co-trustee with Mr. Mark Fishman. Mr.
         A. Grinberg has sole voting and investment power with Grinberg Partners L.P., Grinberg Group Partners (the general partner of Grinberg Partners L.P.) and Miriam Phalen over the 951,324 shares owned by Grinberg Partners L.P. and shared voting and investment power with Mr. Fishman over the 29,790 shares owned by the trusts. The Common Stock owned by Mr. A. Grinberg represents the number of shares he has the right to acquire by the exercise of options under the Company's 1996 Stock Incentive Plan.

(10) The total number of shares of Class A Common Stock beneficially owned by Mr. Efraim Grinberg includes an aggregate of 281,653 shares held by several trusts for the benefit of Mr. E. Grinberg's siblings and himself, of which trusts Mr. E. Grinberg is sole trustee. As sole trustee, Mr. E. Grinberg has sole investment and voting power with respect to the shares held by such trusts. In addition, the amount of shares of Class A Common Stock reported for Mr. E. Grinberg includes an aggregate of 431,468 shares of Class A Common Stock held by several trusts for the benefit of Mr. E. Grinberg's siblings and himself, of which trusts Mr. E. Grinberg is co-trustee with Mr. Leonard L. Silverstein. As a co-trustee, Mr. E. Grinberg has shared investment and voting power with Mr. Silverstein with respect to the shares of Class A Common Stock held by such trusts. The total number of shares of Common Stock owned by Mr. E. Grinberg includes 41,088 shares of Common Stock held under the Company's Employee Savings and Investment Plan ("401(k) Plan"), the trustees of which are Messrs. Gedalio Grinberg and E. Grinberg, both of whom have shared investment and voting power as to such shares and 6,859 shares of Common Stock held under the Company's Stock Bonus Plan, for which Mr. E. Grinberg is a co-trustee and as to which shares he has shared investment and voting power. Mr. E. Grinberg disclaims beneficial ownership as to the 477,107 shares of Class A Common Stock held by the trusts for the benefit of his siblings of which he is trustee or co-trustee; the 41,088 shares of Common Stock held under the Company's 401(k) Plan and the 6,859 shares of Common Stock held under the Company's Stock Bonus Plan except to the extent of his pecuniary interest in the 41,088 shares held under the Company's 401(k) Plan. The total number of shares of Common Stock owned by Mr. E. Grinberg also includes 247,500 shares of Common Stock which he has the right to acquire by the exercise of options under the Company's 1996 Incentive Stock Plan.

(11) The total number of shares of Class A Common Stock beneficially owned by Mr. G. Grinberg includes 25,000 shares of Class A Common Stock owned by The Grinberg Family Foundation, a non-profit corporation of which Mr. G. Grinberg, Sonia Grinberg and Leonard L. Silverstein are the directors and officers and as to which shares these three individuals have shared investment and voting power. Also included in the total number of shares of Class A Common Stock beneficially owned by Mr. G. Grinberg are 951,324 shares owned by Grinberg Partners L.P., a Delaware limited partnership, of which Grinberg Group Partners, a Delaware general partnership ("GGP"), is the general partner. As the managing partner of GGP, Mr. G. Grinberg has shared power to direct the voting and disposition of the shares owned by Grinberg Partners L.P. The total number of shares of Common Stock beneficially owned by Mr. G. Grinberg includes 41,088 shares of Common Stock held under the Company's 401(k) Plan, the trustees for which are Messrs. G. Grinberg and E. Grinberg, both of whom have shared investment and voting power as to such shares and 6,859 shares of Common Stock held under the Company's Stock Bonus Plan, for which Mr. G. Grinberg is a co-trustee and as to which shares he has shared investment and voting power. Mr. G. Grinberg disclaims beneficial ownership as to the 25,000 shares of Class A Common Stock owned by The Grinberg Family Foundation; the 41,088 shares of Common Stock held under the Company's 401(k) Plan and the 6,859 shares of Common Stock held under the Company's Stock Bonus Plan except to the extent of his pecuniary interest in the 41,088 shares held under the Company's 401(k) Plan.

(12) On January 28, 2000 in a joint filing on Schedule 13G under the Exchange Act, Mellon Financial Corporation ("MFC") as the parent holding company of Mellon Bank, N.A. ("Mellon Bank") reported beneficial ownership of an aggregate of 861,913 shares of Common Stock as follows: (i) sole voting power: 819,213 shares; (ii) shared voting power: 41,500 shares; (iii) sole dispositive power: 819,413 shares;
         (iv) shared dispositive power: 42,500 shares. Mellon Bank as the parent holding company of The Dreyfus Corporation ("Dreyfus") reported beneficial ownership of an aggregate of 830,413 shares of Common Stock as follows: (i) sole voting power: 787,713 shares; (ii) shared voting power: 41,500 shares; (iii) sole dispositive power: 788,913 shares;
         (iv) shared dispositive power: 41,500 shares. Dreyfus as the parent holding company of Dreyfus Investment Advisors, Inc. reported beneficial ownership of an aggregate of 741,500 shares of Common Stock as follows: (i) sole voting and sole dispositive power: 700,000 shares;
         (ii) shared voting and shared dispositive power: 41,500 shares. Dreyfus Variable

         Investment Fund, Small Company Stock Portfolio ("DVIF") in its capacity as investment company, reported beneficial ownership of an aggregate of 700,000 shares of Common Stock as to all of which it has sole voting and sole dispositive power. All of the shares reported as beneficially owned by each of its subsidiaries are included in the shares reported as beneficially owned by MFC. The address of Dreyfus, DVIF, MFC and Mellon Bank is One Mellon Bank Center, 500 Grant Street, Pittsburgh, PA 15258. Each of MFC, Mellon Bank, DVIF and Dreyfus reported that all such shares were acquired in the ordinary course of business and not for the purpose, or with the effect, of changing or influencing the control of the Company or in connection with any transaction having such purpose or effect.

(13) The total number of shares of Common Stock reported as beneficially owned by Mr. Michno includes 2,563 shares which he has the right to acquire by the exercise of options under the Company's 1996 Stock Incentive Plan.

(14) The total number of shares of Class A Common Stock beneficially owned by Ms. Miriam Phalen includes 951,324 shares owned by Grinberg Partners L.P. of which Ms. Phalen is a limited partner, and 29,789 shares owned by trusts for the benefit of Ms. Phalen's children of which trusts Ms. Phalen is the sole trustee. Ms. Phalen has the sole voting and investment power over the 136,144 shares of Class A Common Stock owned by her individually as well as over the 29,789 shares owned by the trusts, and she has shared voting power with Grinberg Partners L.P., Grinberg Group Partners (general partner of Grinberg Partners L.P.) and Alexander Grinberg over the 951,324 shares owned by Grinberg Partners L.P.

(15) The total number of shares of Class A Common Stock beneficially owned by Mr. Leonard L. Silverstein includes an aggregate of 431,468 shares of Class A Common Stock held by several trusts for the benefit of Mr.
         G. Grinberg's three children, of which trusts Mr. Silverstein is co-trustee with Mr. E. Grinberg, with whom he has shared investment and voting power as to the shares held by such trusts. The total number of shares of Class A Common Stock reported for Mr. Silverstein also includes 25,000 shares of Class A Common Stock owned by The Grinberg Family Foundation, of which Mr. G. Grinberg, his wife and Mr. Silverstein are the directors and officers and as to which shares these three individuals have shared investment and voting power. The total number of shares of Common Stock beneficially owned by Mr. Silverstein includes 2,000 shares which he has the right to acquire by the exercise of options under the Company's 1996 Stock Incentive Plan and 2,000 shares owned by the Leonard and Elaine Silverstein Family Foundation of which Mr. Silverstein and his wife are the directors and officers and as to which shares they have shared investment and voting power. The remaining number of shares of Common Stock beneficially owned by Mr. Silverstein are held by a trust of which Mr. Silverstein is trustee and as to which shares he has sole investment and voting power. Mr. Silverstein disclaims beneficial ownership of the shares of Class A Common Stock held by the trusts of which he is co-trustee with E. Grinberg, by The Grinberg Family Foundation and by The Leonard and Elaine Silverstein Family Foundation.

(16) On January 12, 2000 in a filing on Schedule 13G under the Exchange Act, Thomson, Horstmann & Bryant, Inc. with an address at Park 80 West, Plaza Two, Saddle Brook, New Jersey 07663, reported beneficial ownership of 814,009 shares of Common Stock as to which it reported having sole voting power over 428,299 shares, shared voting power over 15,837 shares, and sole dispositive power over all such shares. The reporting person also reported that all of the shares of Common Stock which it beneficially owns were acquired in the ordinary course of business and not for the purpose or with the effect of changing or influencing control of the Company, or in connection with any transaction having such purpose or effect.

(17) Excludes double counting of shares deemed to be beneficially owned by more than one person. Unless otherwise indicated, the individuals named have sole investment and voting power.


---------------------------

                         ITEM 1 - ELECTION OF DIRECTORS

         Directors hold office until the next annual meeting of shareholders and until the election and qualification of their successors. The Company's By-laws provide that the number of Directors constituting the Board may be changed by action of the Board of Directors, so long as the number is not less than three. The Board currently consists of seven directors. All of the nominees are members of the present Board of Directors. If any nominee for election to the Board of Directors of the Company should be unable to accept nomination or election as a director, which is not expected, the proxies may be voted with discretionary authority for a substitute or substitutes designated by the Board of Directors or the number of Directors constituting the Board may be reduced in accordance with the Company's By-Laws. Directors shall be elected by the holders of a plurality of the voting power present in person or represented by proxy and entitled to vote. Abstentions and broker "non-votes" shall not be counted for purposes of the election of directors. THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF THE NOMINEES LISTED BELOW. THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED EXCEPT WHERE AUTHORITY HAS BEEN WITHHELD.

         The following table lists information with respect to the nominees for election as Directors of the Company.

                              NAME                   AGE                       POSITION
                              ----                   ---                       --------
                   Margaret Hayes Adame              60        Director

                   Richard J. Cote                   45        Executive Vice President - Finance and
                                                               Administration; Director

                   Efraim Grinberg                   42        President; Director

                   Gedalio Grinberg                  68        Chief Executive Officer and Chairman of
                                                               the Board of Directors

                   Alan H. Howard                    40        Director

                   Donald Oresman                    74        Director

                   Leonard L. Silverstein            78        Director

         There are no family relationships between any of the Company's directors with the exception of Efraim Grinberg, who is the son of Gedalio Grinberg. There are no arrangements between any director and any other person pursuant to which any of them was elected a director.

         Ms. Hayes Adame was elected to the Board of Directors of the Company on September 8, 1993. Ms. Hayes Adame is the President of the Fashion Group International, Inc. which she joined in March 1993. From 1981 to March 1993, Ms. Hayes Adame was a senior vice president and general merchandise manager at Saks Fifth Avenue. She is also a member of the board of directors of International Flavors & Fragrances, Inc.

         Mr. Cote was appointed to the Board of Directors in March, 2000 to fill the vacancy created by the resignation of Michael Bush on February 1, 2000. Mr. Cote joined the Company in January 2000 as Executive Vice President - Finance and Administration. Prior to joining the Company, Mr. Cote worked for Colgate-Palmolive, where, from 1998 to 2000 he was Vice President and Chief Financial Officer for U.S. operations, and from 1993 to 1998, he was Vice President and Chief Financial Officer for Asia/Pacific operations.

         Mr. E. Grinberg joined the Company in June 1980 and served as the Company's Vice President of Marketing from February 1985 until July 1986, at which time he was elected to the position of Senior Vice President of Marketing. In 1988, Mr. E. Grinberg was elected to the Board of Directors of the Company. From June 1990 to October 1995, Mr. E. Grinberg served as the Company's President and Chief Operating Officer and since October 1995 has served as the Company's President. Mr. E. Grinberg also serves on the board of directors of the American Watch Association and the Jeweler's Security Alliance.

         Mr. G. Grinberg founded the Company in 1961 and, since then, has served as the Company's Chairman and Chief Executive Officer.

         Mr. Howard was elected to the Board of Directors of the Company in September 1997. Mr. Howard was a Managing Director of Credit Suisse First Boston Corporation, which he joined in 1986, until April 1999 at which time he became a Managing Director of Donaldson, Lufkin & Jenrette. Prior to 1986, Mr. Howard worked with the James River Corporation and the Dixie Products Group of American Can Company.

         Mr. Oresman has served on the Board of Directors of the Company since 1981. He was Executive Vice President and General Counsel of Paramount Communications, Inc., a publishing and entertainment company, from December 1983 until his retirement in March 1994. Prior to December 1983, Mr. Oresman was engaged in the practice of law as a partner of Simpson Thacher & Bartlett where he is now Of Counsel.

         Mr. Silverstein has served on the Board of Directors of the Company since 1975. He has been engaged in the practice of law at Silverstein and Mullens, Washington, D.C., for over 40 years. Mr. Silverstein also serves as Vice President and Director of Tax Management, Inc., a wholly owned subsidiary of BNA, Inc., and a director of Chevy Chase Federal Savings Bank. He is a former Vice Chairman and currently honorary trustee of the John F. Kennedy Center for the Performing Arts, Past President of the Alliance Francaise of Washington, a director of the National Symphony Orchestra Association and a trustee of the White House Historical Association.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS
                    AND ITS COMMITTEES; DIRECTOR COMPENSATION

         Messrs. G. Grinberg and E. Grinberg serve on the Executive Committee of the Board of Directors. The Executive Committee of the Board of Directors has, in the intervals between meetings of the Board of Directors, all the authority of the Board of Directors except for those matters that the New York Business Corporation Law reserves to the full Board of Directors. The Executive Committee held six meetings in fiscal 2000.

         Ms. Hayes Adame and Messrs. Howard, Oresman and Silverstein serve on the Compensation Committee of the Board of Directors. The Compensation Committee of the Board of Directors reviews remuneration levels for executive officers of the Company, reviews significant employee benefits programs and establishes and administers executive compensation programs, including bonus plans, stock option and other equity-based programs, deferred compensation plans and any other cash or stock incentive programs. The Compensation Committee is comprised solely of non-employee directors. The Compensation Committee held one meeting in fiscal 2000.

         Ms. Hayes Adame and Messrs. Howard, Oresman and Silverstein serve on the Audit Committee of the Board of Directors. The Audit Committee of the Board of Directors recommends to the Board of Directors the independent public accountants to be selected to audit the Company's annual financial statements and approves any special assignments given to such accountants. The Audit Committee also reviews the planned scope of the annual audit and the independent accountants' letter of comments and management's responses thereto, any significant accounting changes made or contemplated and the effectiveness and efficiency of the Company's internal accounting staff. In addition, the Audit Committee meets periodically with the Company's Internal Audit staff with respect to internal control issues generally. The Audit Committee is comprised solely of non-employee Directors. The Audit Committee held two meetings in fiscal 2000.

         The Board of Directors held four meetings during fiscal 2000. Each director attended all meetings of the Board and of the Committees on which he or she served except that Mr. Oresman did not attend one Board meeting and one Audit Committee meeting.

         . Directors who are not executive officers of the Company receive a fee of $3,000 for each Board meeting attended and $1,000 for each committee meeting attended. In addition, pursuant to amendments to the 1996 Stock Incentive Plan approved in 1998, non-employee Directors are eligible to receive stock awards under such plan as amended. To date, Ms. Hayes Adame and Messrs., Howard, Oresman and Silverstein have each been awarded options to purchase 2000 shares of the Company's Common Stock under such amended plan. Those options were immediately vested upon the date of grant and expire after 5 years. The options exercise price is the fair market value of the Company's Common Stock on the date of grant.

         No executive officer of the Company receives any additional compensation for serving the Company as a member of the Board of Directors or any of its committees

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities ( the "10% Stockholders"), to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the Nasdaq National Market. Executive officers, directors and 10% Stockholders of the Company are required by law to furnish the Company with copies of all Section 16(a) forms so filed. Based solely on review of copies of such forms received or written representations that no other reports were required, the Company believes that, during the last fiscal year, its executive officers, directors and 10% Stockholders complied with all filing requirements under Section 16(a) applicable to them with respect to their beneficial ownership of Capital Stock, except that one report was filed late by Mrs. Miriam Phalen covering a total of 35.54 phantom stock units granted in bi-weekly increments from August 1998 through January 1999 to Mrs. Phalen's spouse pursuant to the Company's Deferred Compensation Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On January 6, 2000 Mr. Richard Cote was hired by the Company as Executive Vice President - Finance and Administration in anticipation of the resignation of Mr. Michael Bush, effective February 1. The Company has an agreement with Mr. Cote that provides for the continuation of his then applicable annual base salary paid bi-weekly for 24 months following Mr. Cote's termination of employment within two years after a change in control (defined as the acquisition by a person or group of more than 50% of the combined aggregate voting power represented by the Company's then outstanding shares; or certain mergers and asset sales; or a liquidation or dissolution), except that nothing is due if his termination is because of his death, disability or for cause.

         On July 10, 1998 the Company loaned $120,000, with interest at 6.5% per annum, to Kenneth J. Adams, Senior Vice President and Chief Financial Officer, in connection with the purchase by Mr. Adams of a primary residence. Interest accrues on the unpaid principal balance and is payable together with the unpaid principal balance on July 10, 2001 or on any date, if sooner, that Mr. Adams ceases to be an employee of the Company (other than by reason of discharge without cause, death or disability) unless Mr. Adams shall have remained continuously an employee of the Company until July 10, 2001, in which event the accrued interest only will then be forgiven. The total outstanding amount due on the loan increases with accruing interest, and as of May 10, 2000 was an aggregate of $134,300.

         In fiscal 1996, the Company entered into an agreement with a trust which owns an insurance policy issued on the lives of the Company's Chairman and Chief Executive Officer and his spouse. The insurance policy provides for a death benefit of $27 million. The trustees of the trust are the three children of the Chairman and his spouse, namely, Efraim Grinberg, Alexander Grinberg, and Miriam Phalen. Under the agreement, the trust has assigned the insurance policy to the Company as collateral to secure repayment by the trust of interest free loans to be made annually by the Company to the trust in amounts sufficient for the trust to pay the premiums on the insurance policy (approximately $740,000 per annum). Under the agreement, the trust will repay the loans from the death benefit proceeds of the policy. At January 31, 2000 the Company had loaned the trust $3.1 million under this agreement.

         See "Compensation Committee Interlocks and Insider Participation" for information regarding certain business relationships between the Company and the respective law firms of Messrs. Oresman and Silverstein and the investment banking firm in which Mr. Howard is a Managing Director.

                               EXECUTIVE OFFICERS

         For detailed information concerning Richard Cote, Gedalio Grinberg and Efraim Grinberg, see the listing for each under the heading "Election of Directors" above. The names of the other executive officers of the Company (and their respective ages as of the filing date of this report) are set forth below together with the positions held by each during the past five years.


                       NAME                    AGE                        POSITION
                       ----                    ---                        --------
           Kenneth J. Adams                    42         Senior Vice President and Chief
                                                          Financial Officer

           Timothy F. Michno                   43         Secretary and General Counsel

           Howard Regenbogen                   70         Treasurer and Assistant Secretary

         Mr. Adams, who served as Corporate Controller since coming to the Company in December 1992, was elected Senior Vice President and Chief Financial Officer on April 14, 1995. Before joining the Company, Mr. Adams worked for 12 years at PricewaterhouseCoopers LLP where he progressed to the position of Senior Manager, serving clients in the international and middle market arenas.

         Mr. Michno joined the Company in April 1992 and since then has served as its Secretary and General Counsel. He has been engaged in the practice of law for the past 17 years, immediately prior to joining the Company and since 1986, as an associate at the New York firm of Chadbourne & Parke. From 1988 to 1991 he served as a resident outside counsel to Fortune Brands, Inc. (formerly known as American Brands, Inc.), a consumer products company.

         Mr. Regenbogen joined the Company in 1972 as its Controller and has served as Treasurer of the Company since 1987. From September 1994 until April 14, 1995 Mr. Regenbogen served, in addition, as the Company's Chief Financial Officer.

               ITEM 2 - RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

The Board of Directors has appointed PricewaterhouseCoopers LLP to be the Company's independent accountants for the year ending January 31, 2001, subject to ratification of such appointment by the Company's shareholders. PricewaterhouseCoopers LLP has served as the Company's independent accountants since fiscal year 1977. If the appointment of PricewaterhouseCoopers LLP is not approved by the shareholders, or PricewaterhouseCoopers LLP ceases to act as the Company's independent accountants, or the Board of Directors removes PricewaterhouseCoopers LLP as the Company's independent accountants, the Board will appoint other independent accountants. The engagement of new accountants for periods following the 2000 Annual Meeting will be subject to ratification by the shareholders at that meeting.

         Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR SUCH RATIFICATION. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.



                             EXECUTIVE COMPENSATION

         The following summary compensation table sets forth the compensation awarded to, earned by or paid to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company who were serving as such as of the end of the Company's last fiscal year (collectively, the "Named Executive Officers") during fiscal 2000, 1999, 1998 (each fiscal year ending January 31) for services rendered in all capacities to the Company and its subsidiaries.

                         SUMMARY COMPENSATION TABLE (1)

                                                                                   Long Term Compensation
                                               Annual Compensation                         Awards
                                        --------------------------------          ------------------------
                                                                                  Restricted     Number of
                                                                  Other Annual      Stock        Securities       All Other
         Name and                                                 Compensation      Awards       Underlying     Compensation
    Principal Position           Year     Salary ($)   Bonus ($)      ($)          ($) (2)       Options (#)         ($)
------------------------------------------------------------------------------------------------------------------------------
Gedalio Grinberg                 2000      650,000            0         0              520               0       330,538 (3)
  Chairman and Chief             1999      650,000      250,000         0              500               0       256,483
  Executive Officer              1998      650,000      175,000         0            1,000               0       257,262

Efraim Grinberg                  2000      625,000            0         0           10,115          50,000        95,104 (4)
  President                      1999      625,000      250,000         0           10,143          50,000        92,117
                                 1998      550,000      150,000         0            9,800          37,500        72,588

Michael J. Bush                  2000      450,000            0         0           81,932          30,000        39,995 (5)
  Executive Vice President       1999      435,000      200,000         0           86,369          30,000        38,493
  and Chief Operating Officer    1998      400,000      125,000         0            6,585          37,500       113,740

Kenneth J. Adams                 2000      233,600            0         0            1,743           5,000        12,580 (6)
  Senior Vice President          1999      215,000       55,000         0           28,049           5,000        11,332
  And Chief Financial Officer    1998      185,000       55,000         0            1,592           5,625         8,695

Timothy F. Michno                2000      203,250            0         0            1,543           3,000        11,301 (7)
  Secretary and                  1999      185,000       44,400         0           14,693           2,500         9,930
  General Counsel                1998      175,000       20,000         0            1,535           1,875         7,799

(1) The column designated by the United States Securities and Exchange Commission ("Commission") for the reporting of Long Term Incentive Plan Payouts has been deleted as no such compensation of a type required to be reported under such column was awarded to, earned by, or paid to any of the Named Executive Officers during the period covered by the table.

2) At January 31, 2000 the aggregate number of share units of restricted stock held by each of the Named Executive Officers and the aggregate value thereof (based on the closing price of the Company's Common Stock as of January 31, 2000) were as follows: Mr. G. Grinberg: 23.84 share units, $453; Mr. E. Grinberg: 1,232.02 share units, $23,408; Mr. Bush:
         843.32 share units, $16,023; Mr. Adams: 207.24 share units, $3,938; and
         Mr. Michno: 181.10 share units, $3,441. All of the share units are phantom stock units granted under the Company's Deferred Compensation Plan for Executives ("Deferred Compensation Plan") except for 6,000, 1,000 and 500 held, respectively, by Messrs. Bush, Adams, and Michno which are stock awards granted under the Company's 1996 Stock Incentive Plan ("Stock Awards") and which vest 100% on the third anniversary of the grant date. Those Stock Awards were granted as follows: 3,000 to Mr. Bush on March 26, 1998 and 3,000 on March 30, 1999; and 1,000 and 500 to Mr. Adams and to Mr., Michno, respectively, on March 26, 1998. The phantom stock units granted under the Deferred Compensation Plan ("Stock Units") vest 20% at the end of each calendar year beginning in the calendar year in which awarded, except that for participants 65 years or older, vesting is 100% at the end of the calendar year in which awarded. Mr. G. Grinberg, who is the only Named Executive Officer 65 years or older, was awarded 23.84 Stock Units in January 2000. Mr.
         E. Grinberg was awarded 770.84, 545.91, and 515.29 Stock Units in calendar years 1997, 1998 and 1999 respectively, and 22.92 Stock Units in January 2000. Mr. Bush was awarded 522.13, 339.66 and 374.78 Stock Units in calendar years 1997, 1998 and 1999 respectively, and zero Stock Units in January 2000. Mr. Adams was awarded 121.83, 91.57 and 88.35 Stock Units in calendar years 1997, 1998 and 1999 respectively, and zero Stock Units in January 2000. Mr. Michno was awarded 105.28, 77.67, and 82.52 Stock Units in calendar years 1997, 1998 and 1999 respectively, and zero Stock Units in January 2000. No dividends accrue in respect of the Stock Units or the Stock Awards.

(3) Includes $ 152,758 in total annual premiums paid in respect of certain life insurance policies and one travel accident policy purchased for Mr. G. Grinberg by the Company. Under his arrangement with the Company, Mr. G. Grinberg is entitled to the cash surrender value under these life insurance policies and his beneficiary is entitled to the applicable benefit without, in either event, reimbursement to the Company of any premiums paid by the Company under such policies. Also includes a $3,200 matching contribution made by the Company in respect of fiscal 2000 for the account of Mr. G. Grinberg pursuant to the Company's Employee Savings and Investment Plan ("401(k) Plan"). Also includes $ 110,000 accrued by the Company in respect of a Death and Disability Benefit Plan agreement with Mr. G. Grinberg. See "Contract with Chief Executive Officer" below. Also includes a matching cash contribution of $52,080 and a non-cash contribution of 516.24 Stock Units valued at $ 12,500 (based on the closing prices of the Company's Common Stock on the grant dates) made by the Company for fiscal 2000 to Mr. G. Grinberg's account pursuant the Company's Deferred Compensation Plan.

 (4) Includes a $3,200 matching contribution made by the Company in respect of fiscal 2000 the account of Mr. E. Grinberg pursuant to the Company's 401(k) Plan. Also includes a matching cash contribution of $50,077 and a non-cash contribution of 99.88 Stock Units valued at $ 2,404 (based on the closing prices of the Company's Common Stock on the grant dates) for fiscal 2000 to his account under the Company's Deferred Compensation Plan. Also includes $39,423 in total annual premiums paid in respect of certain life insurance policies purchased for Mr. E. Grinberg by the Company. Under his arrangement with the Company, Mr. E. Grinberg is entitled to the cash surrender value in respect of certain of these life insurance policies and his beneficiary is entitled to the applicable benefit without, in either event, reimbursement to the Company of any premiums paid by the Company under such policies.

 (5) Includes a $3,200 matching contribution made by the Company in respect of fiscal 2000 for the account of Mr. Bush pursuant to the Company's 401(k) Plan. Also includes a matching cash contribution of $34,662 and a non-cash contribution of 72.27 Stock Units valued at $1,733 (based on the closing prices of the Company's Common Stock on the grant dates) for fiscal 2000 to his account under the Company's Deferred Compensation Plan.

(6) Includes a $3,200 matching cash contribution made by the Company in respect of fiscal 2000 for the account of Mr. Adams pursuant to the Company's 401(k) Plan. Also includes a matching cash contribution of $ 8,944 and a non-cash contribution of 17.67 Stock Units valued at $436 (based on the closing prices of the Common Stock on the grant dates) made by the Company in respect of fiscal 2000 for the account of Mr. Adams under the Company's Deferred Compensation Plan.

(7) Includes a $3,200 matching contribution made by the Company in respect of fiscal 2000 for the account of Mr. Michno pursuant to the Company's 401(k) Plan. Also includes a matching cash contribution of $7,715 and a non-cash contribution of 15.94 Stock Units valued at $386 (based on the closing prices of the Company's Common Stock on the grant dates) for fiscal 2000 to his account under the Company's Deferred Compensation Plan.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR-END OPTION
VALUES

The following table sets forth information concerning exercises of stock options by the Named Executive Officers during the last fiscal year and the fiscal year-end value of shares of Common Stock represented by unexercised stock options held by each of the Named Executive Officers as of January 31, 2000.

                                                         NUMBER OF SECURITIES UNDERLYING      VALUE OF UNEXERCISED
                                 SHARES                       UNEXERCISED OPTIONS AT          IN-THE-MONEY OPTIONS
                                ACQUIRED      VALUE            FISCAL YEAR END  (#)           AT FISCAL YEAR END ($)
                               ON EXERCISE   REALIZED          --------------------           ----------------------
           NAME                    (#)         ($)        EXERCISABLE    UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
           ----                    ---         ---        -----------    -------------    -----------     -------------
Gedalio Grinberg.......              0             0              0                0                0               0

Efraim Grinberg........              0             0        190,000          172,500        1,769,100         667,025

Michael J. Bush........              0             0        171,000          114,000        1,818,450         565,800

Kenneth J. Adams ......              0             0         28,563           19,875          277,413          87,964

Timothy F. Michno......         12,500       215,692            563            8,375              374          27,056

CONTRACT WITH CHIEF EXECUTIVE OFFICER

         Under a Death and Disability Benefit Plan Agreement with Mr. G. Grinberg dated September 23, 1994, in the event of Mr. Grinberg's death or disability while employed by the Company, the Company will pay to his spouse, if she is then living, an annual benefit equal to $300,000 (increased each year beginning October 1, 1995 by an amount equal to two percent of the benefit that would have been payable in the prior year). Benefits are payable for the lesser of 10 years or the life of Mr. Grinberg's spouse, and are payable only from the general assets of the Company. Neither Mr. Grinberg nor his spouse may assign the Agreement or any of the benefits payable thereunder and none of the benefits are payable to the estates or any of the heirs of Mr. Grinberg or his spouse.

         The Agreement provides that it automatically terminates in the event of the termination of Mr. Grinberg's employment with the Company for any reason other than his death or disability and further provides that it is not to be considered a contract of employment. For purposes of the Agreement "disability" means the inability of Mr. Grinberg to perform the duties pertaining to his job because of accident, sickness or other illness as determined by a majority of disinterested directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company's Compensation Committee was at all times during fiscal year 2000 comprised entirely of Directors who at no time were executive officers or employees of the Company. The Compensation Committee for fiscal year 2000 consisted of Margaret Hayes Adame, Alan H. Howard, Donald Oresman and Leonard L. Silverstein. Mr. Silverstein is a partner at the law firm of Silverstein & Mullens, a division of Buchanan & Ingersoll, P.C. That firm rendered legal services to the Company during fiscal 2000.

FISCAL 2000 STOCK OPTION GRANTS

         The following table provides certain information regarding grants of stock options made during fiscal 2000 to the Named Executive Officers pursuant to the Company's 1996 Stock Incentive Plan. All such options become exercisable with respect to 20% of such options on each anniversary of the date of grant thus becoming fully exercisable on the fifth such anniversary.





                                                                                                    GRANT
                                        INDIVIDUAL GRANTS                                       DATE VALUE (1)
                        --------------------------------------------------------------------    --------------


                                             % OF
                                             TOTAL
                          NUMBER OF        NUMBER OF
                          SECURITIES       SECURITIES
                          UNDERLYING       UNDERLYING
                           OPTIONS       OPTIONS GRANTED      EXERCISE OR                            GRANT DATE
                           GRANTED       TO EMPLOYEES IN      BASE PRICE          EXPIRATION        PRESENT VALUE
      NAME                   (#)           FISCAL YEAR          ($/Sh)               DATE                ($)
----------------          ----------     ---------------      ------------        ----------        -------------

Gedalio Grinberg              0                 0                   -                  -                  0

Efraim Grinberg             50,000            10.82              $24.00         March 30, 2009         622,100

Michael Bush                30,000             6.49              $24.00         March 30, 2009         373,260

Kenneth J. Adams             5,000             1.08              $24.00         March 30 2009           62,210

Timothy F. Michno            3,000             0.65              $24.00         March 30, 2009          37,326

         (1) The grant date present values set forth in the foregoing table were arrived at using the Black-Scholes option pricing model based on the following assumptions: volatility of 40% based on weekly closing prices of the underlying Common Stock for the period ending January 31, 2000; a risk free rate of return equal to 6.75% based on the yield on a U.S. Government Zero Coupon Bond with a maturity equal to the expected term of the option prior to exercise (i.e. 7 years); a dividend yield of 0.45%; and a grant date of March 30, 1999. This schedule does not take into account provisions of the options providing for termination of the option following termination of employment, nontranferability or vesting over a period of five years. The dollar amounts under this column are the result of calculations using a certain option pricing model based on the foregoing assumptions and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's Common Stock price.

                          COMPENSATION COMMITTEE REPORT

General

         The Compensation Committee of the Board of Directors (the "Committee") is comprised entirely of the four non-employee members of the Board. The Committee is responsible for reviewing and approving the Company's compensation policies affecting senior management, reviewing significant employee benefit programs and reviewing and administering the Company's 1996 Stock Incentive Plan.

         The compensation policies established by the Company and which were in effect during fiscal year 2000 are designed to enable the Company to attract, retain, motivate and appropriately reward a group of highly qualified individuals who are expected to contribute to the Company's continued success. The three primary components of executive compensation are salary, cash bonuses and stock based awards, including stock grants and stock options. The Committee reviews each component of executive compensation on an annual basis.

         To assist the Committee in its evaluation and approval of the Company's compensation policies for fiscal 2000, the Committee engaged a nationally recognized compensation consulting firm and reviewed its report and recommendations. That report included data relative to salary, bonus and long term incentive award levels provided by companies in the Industry Peer Group, described in the performance graph set forth below, as well as by other publicly traded companies engaged in comparable businesses or that are of comparable size. The Committee believes that the relevant market for executive and management level talent includes not only those companies comprising its Industry Peer Group but also other companies engaged in other business activities in other industries.

Base Salaries

         Base salary levels for members of the Company's senior management team are reviewed by the Committee in light of the Committee's assessment of the responsibilities relative to the position under consideration, as well as each individual's background, training, experience and by reference to the competitive marketplace for comparable talent. Annual increases in base salary levels, if warranted, are reviewed with reference to the executive officer's performance and the performance of the Company as a whole. Executive performance is evaluated by the Committee by reference to the extent to which specific individual and departmental goals and objectives are met. These goals and objectives vary from department to department and, within any single department, from individual to individual. Corporate performance is measured by the Committee by reference to the Company's achievement of pre-tax profit goals set at the beginning of the fiscal year.

         In approving Mr. G. Grinberg's base salary for fiscal 2000 the Committee based its determination on its subjective evaluation of his individual performance and contribution.

Cash Bonuses

         Cash bonuses, the second key component of executive compensation, are intended to provide incentives to senior management in the short term to achieve certain operating results, which are generally determined at the beginning of the fiscal year and, typically, tied to net income results. By thus placing a significant percentage of each executive officer's compensation at risk, this approach creates a direct incentive for executive officers to achieve desired performance goals. Certain mid-level managers are also eligible to receive bonuses, which are used as an additional, incentive-based element of compensation dependent on corporate performance and individual merit.

         No bonuses were paid to the CEO or to any of the Named Executive Officers for fiscal 2000. Nor did the Company pay any bonuses for fiscal 2000 to any of its other employees with the exception of certain sales managers who received incentive commission payments based on their brand's achieving predetermined sales targets.

Equity Based Plans

         Equity participation is the third key element of the Company's executive compensation program and is afforded to executive officers and certain employees primarily through stock options and/or other stock based awards granted under the Company's 1996 Stock Incentive Plan (the "Incentive Plan"). In addition to the Incentive Plan, however, equity participation is also afforded to executives and certain key employees who are eligible to participate and who do participate in the Company's Deferred Compensation Plan ("SERP") as well as to all other employees, not eligible to participate in the SERP, through the Company's Employee Stock Bonus Plan, adopted in fiscal 1999 ("Stock Bonus Plan").

         Options, and to a lesser extent stock awards, have been awarded under the Incentive Plan on the basis of the position held by the grantee, contributions already made by the person meriting recognition and, more importantly, the Company's expectations of the contribution the person will make over the long term to the Company's growth. All options granted under the Incentive Plan have an exercise price equal to the market value of the stock on the date of grant, generally vest cumulatively in five annual installments of 20% and expire ten years from the date of grant. In addition, all shares of Common Stock granted under the Incentive Plan are, in each case, subject to vesting requirements. Thus, option and stock grants are designed to retain executive officers and enhance shareholder value by aligning the financial interests of each executive officer or other key employee with the interests of the Company's shareholders over the long term.

         Under the SERP, participants' salary deferrals, up to either five or ten percent of base salary, are fully matched by the Company. Eighty percent of the match is in the form of cash and twenty percent is in the form of rights to Common Stock representing the number of shares (including fractional shares) of Common Stock that such twenty percent portion of the matching contribution could purchase based on the closing price of the Common Stock at the end of the month in which the contribution is made. Vesting in Company matching contributions is 20% per year. Distributions are made beginning in January following termination of the participant's employment and are in ten annual installments unless the Company determines to make them in a lump sum.

         Under the terms of the Stock Bonus Plan, the Company determines after the end of each fiscal year whether to contribute a discretionary amount towards the plan and if so how much. For fiscal 2000 the Company recorded an expense of $159,000 for this plan. Each participant vests in 100% of their pro-rata portion (based on salary) of such contribution after five years or upon attaining retirement age if sooner. All distributions to plan participants are in the form of shares of Common Stock of the Company, with cash payments for any fractional share amounts.

POLICY REGARDING DEDUCTIBILITY OF COMPENSATION

         Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to the CEO and the four other most highly compensated executive officers of the Company. No policy determination by the Committee regarding this matter has yet been made.



                                                 COMPENSATION COMMITTEE

                                                 Margaret Hayes Adame
                                                 Alan H. Howard
                                                 Donald Oresman
                                                 Leonard L. Silverstein

                                PERFORMANCE GRAPH

         The performance graph set forth below compares the cumulative total shareholder return of the Company's Common Stock for the last five fiscal years through the fiscal year ended January 31, 2000 with that of the Broad Market (CRSP Total Return Index for the NASDAQ Stock Market) and a peer group index comprised of the following five companies: Swiss Army Brands, Inc., Fossil Inc., Jostens Inc., Tiffany & Co. and Tag Heuer International S.A. (the "peer group"). The returns of each company in the peer group index have been weighted according to the respective issuer's stock market capitalization. Each graph assumes an initial investment of $100 on January 31, 1995 and the reinvestment of dividends (where applicable).

                                   [LINE GRAPH]

                                                          01/1995      01/1996    01/1997   01/1998     01/1999    01/2000
                                                          -------      -------    -------   -------     -------    -------
______     [ ]    Movado Group, Inc.                       100.0        129.3      156.2      282.5      335.4      251.5

 ... ___ .   *     Nasdaq Stock Market (US Companies)       100.0        141.3      185.3      218.7      342.2      532.7

- - - - -  /\     Self-Determined Peer Group               100.0        133.0      152.4      168.6      232.2      442.7

                    DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

         Shareholders' proposals intended to be presented at the 2001 Annual Meeting of Shareholders must be received by the Company no later than January 20, 2001 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                                  OTHER MATTERS

         The Board of Directors, at the time of the preparation of this Proxy Statement, knows of no business to come before the Annual Meeting other than that referred to herein. If any other business should come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies received and not theretofore revoked in accordance with their best judgment.

         Upon the written request of any record holder or beneficial owner of Common Stock or Class A Common Stock entitled to vote at the Annual Meeting, the Company, without charge, will provide a copy of its Annual Report on Form 10-K for the year ended January 31, 2000, as filed with the Securities and Exchange Commission. Requests should be directed to Howard Regenbogen, Treasurer, Movado Group, Inc., 125 Chubb Avenue, Lyndhurst, New Jersey 07071.


                                             BY ORDER OF THE BOARD OF DIRECTORS

                                             Timothy F. Michno
                                             Secretary and General Counsel


Lyndhurst, New Jersey
May 26, 2000


IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING AND WISH THEIR STOCK TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

           MOVADO GROUP, INC.        PROXY/VOTING INSTRUCTION CARD
--------------------------------------------------------------------------------
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MOVADO GROUP,
                 INC. FOR THE ANNUAL MEETING ON JUNE 20, 2000

     The undersigned appoints Timothy F. Michno and Howard Regenbogen, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of Movado Group, Inc., which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on June 20, 2000, and at any adjournment or postponement thereof, as indicated on the reverse side.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR proposals 1 and 2.



                               MOVADO GROUP, INC.
                                 P.O. BOX 11345
                            NEW YORK, N.Y. 10203-0345


            (Continued, and to be signed and dated on reverse side.)


                                                        NOTICE OF ANNUAL MEETING
                                                                 OF SHAREHOLDERS
                                                        TO BE HELD JUNE 20, 2000

MOVADO GROUP, INC.

125 CHUBB AVENUE
LYNDHURST, NJ 07071

Dear Shareholder:

The Annual Meeting of Shareholders of Movado Group, Inc. will be held at 10:00 a.m. on Tuesday, June 20, 2000, at the offices of Simpson, Thacher & Bartlett, 425 Lexington Avenue, New York City, for the following purposes:

MOVADO GROUP, INC.                 NOTICE OF ANNUAL MEETING
                                        OF SHAREHOLDERS
                                   TO BE HELD JUNE 20, 2000

125 CHUBB AVENUE
LYNDHURST, NJ 07071


Dear Shareholder:


The Annual Meeting of Shareholders of Movado Group, Inc. will be held at 10:00 a.m. on Tuesday, June 20, 2000, at the offices of Simpson, Thacher & Bartlett, 425 Lexington Avenue, New York City, for the following purposes:


     1. To elect seven directors to the Board of Directors.
     2. To ratify selection of independent public accountants.


Only holders of Common Stock and Class A Common Stock of Movado Group, Inc. of record at the close of business on May 15, 2000 will be entitled to vote at the meeting or any adjournment thereof.


TO BE SURE THAT YOUR VOTE IS COUNTED, WE URGE YOU TO COMPLETE AND SIGN THE PROXY/VOTING INSTRUCTION CARD BELOW, DETACH IT FROM THIS LETTER AND RETURN IT IN THE POSTAGE PAID ENVELOPE ENCLOSED IN THIS PACKAGE. The giving of such proxy does not affect your right to vote in person if you attend the meeting. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation.

BY ORDER OF THE BOARD OF DIRECTORS



May 26, 2000
TIMOTHY F. MICHNO
General Counsel and Secretary


                             DETACH PROXY CARD HERE
                         \/                          \/

3302

1. Election of Directors            FOR all nominees    [X]      WITHHOLD AUTHORITY to vote       [X]      *EXCEPTIONS    [X]
                                    listed below                 for all nominees listed below.


Nominees: Gedalio Grinberg, Efrain Grinberg, Margaret Hayes-Adame, Richard Cole, Alan H. Howard,
Donald Oresman and Leonard L. Silverstein

*Exceptions_____________________________________________________________________________________
INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS"
BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED.                                                           PLEASE DETACH
                                                                                                                       HERE
2. To ratify and approve the selection by the Board of Directors                                                   YOU MUST DETACH
   of PricewaterhouseCoopers LLP as independent public accountants                                                THIS PORTION OF
   for the Company for the fiscal year ending January 31, 2001.        FOR  [X]  AGAINST  [X]  ABSTAIN  [X]         THE PROXY CARD
                                                                                                                  BEFORE RETURNING
In their discretion the Proxies are authorized to vote upon such other matters                                    IT IN THE ENCLOSED
as may properly come before the meeting or any adjournment or postponement                                             ENVELOPE
thereof.
                                                                                 Change of Address and
                                                                                 or Comments Mark Here  [X]

                                                                                 The signature on this Proxy should correspond
                                                                                 exactly with stockholder's name as printed to the
                                                                                 left. In the case of joint tenants, co-executors,
                                                                                 or co-trustees, both should sign. Persons signing
                                                                                 as Attorney, Executor, Administrator, Trustee,
                                                                                 or Guardian should give their full title.

                                                                                 Dated __________________________________, 2000

                                                                                 ______________________________________________
                                                                                                   Signature


                                                                                 ______________________________________________
                                                                                                   Signature

PLEASE SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.     VOTES MUST BE INDICATED
                                                                                 (X) IN BLACK OR BLUE INK.       [X]